UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NEORX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2006

Via Overnight Mail

[Name and address of Record Holder of Series B Stock]

Re:                             NeoRx Corporation
Proxy Materials and Notice of Special Meeting of Shareholders

Dear Series B Shareholder:

Enclosed is the Notice of the Annual Meeting of Shareholders of NeoRx Corporation to be held on June 16, 2006, accompanied by a Proxy Statement, Proxy Card and 2005 Annual Report to Shareholders. The record date for the meeting is April 17, 2006.

Our records indicate that as of April 17, 2006, you held [       ] shares of NeoRx Series B Convertible Preferred Stock (“Series B Shares”). Although you may no longer hold these Series B Shares, we still need your vote.

As described in detail under the heading “Record Date and Voting Shares” in the enclosed Proxy Statement, holders of Series B Shares have full voting rights and powers equal to the voting rights and powers of the holders of NeoRx common stock and are entitled to vote together with the common stock, as one voting group, on all matters presented at the Annual Meeting. You are entitled to cast the number of votes equal to the number of shares of NeoRx common stock into which your Series B Shares could be converted on the record date. This results in 2,188.18 votes, on an as adjusted basis, for each Series B Share, subject to the 4.99% Series B voting cap (if applicable to you).

YOUR VOTE IS IMPORTANT. EVEN IF YOU NO LONGER HOLD YOUR SERIES B SHARES, WE ASK THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Very truly yours,

Gerald McMahon
Chairman and Chief Executive Officer

Urgent Notice to NeoRx Shareholders

April 28, 2006

Dear Shareholder,

Please remember that the Annual Meeting of Shareholders of NeoRx Corporation is approaching and will be held on June 16, 2006, at The Presidio Room, Embassy Suites Hotel San Francisco-Airport, 250 Gateway Boulevard, South San Francisco, California 49080. All holders of record of NeoRx common stock and NeoRx Series B convertible preferred stock outstanding at the close of business on April 17, 2006 are entitled to vote at the Annual Meeting.

At the Annual Meeting, you are being asked to vote on the following:

1.               To elect directors to the Board of Directors for the ensuing year; and

2.               To approve an amendment and restatement of the 2004 Incentive Compensation Plan.

Each of these proposals is described in detail in the Proxy Statement for the Annual Meeting, which, along with the NeoRx 2005 Annual Report to Shareholders, was mailed on April 24, 2006.

Your Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” approval of the amendment and restatement to the 2004 Incentive Compensation Plan.

Your vote is important to us!  Whether or not you expect to attend the meeting, please complete, sign and date the enclosed proxy card as promptly as possible so that your shares will be represented at the meeting. You are encouraged to vote your shares by utilizing the Toll-free number or Internet voting site that is listed on the enclosed proxy card, or you may mail in your proxy card using the enclosed business reply envelope.

We hope to hear from you. Thank you for your continued support.

Sincerely,

Gerald McMahon

Chairman and Chief Executive Officer

Security holders of NeoRx are urged to read the proxy statement dated April 24, 2006, filed with the U.S. Securities and Exchange Commission in connection with Annual Meeting because it contains important information about the Company and the proposals to be voted upon. The directors, executive officers and employees of NeoRx and other persons may be deemed to be participants in the solicitation of proxies in respect of the Annual Meeting. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy statement dated April 24, 2006. The proxy statement is available free of charge at the SEC’s web site (http://www.sec.gov) or from the Company (206 286 - 2517) or Mellon Investor Services (866-357-2543).